Amalgamated Financial Corp. Declares Regular Quarterly Dividend NEW YORK, July 21, 2026 – (BUSINESS WIRE) -- Amalgamated Financial Corp. (“Amalgamated” or the “Company”) (Nasdaq: AMAL) today announced that its Board of Directors has declared a regular dividend to common stockholders of $0.17 per share, payable by the Company on August 20, 2026, to stockholders of record on August 4, 2026. The amount and timing of any future dividend payments to stockholders will be subject to the discretion of the Board of Directors. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and bank holding company. Founded in 1923 by the Amalgamated Clothing Workers of America, it provides commercial banking and trust services through Amalgamated Bank, a New York-based commercial bank and chartered trust company with offices or branches in New York City, Washington, D.C., Northern California, and Boston. The Bank is a member of the Global Alliance for Banking on Values and a certified B Corporation®. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 Source: Amalgamated Financial Corp.